Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-50543 of Kforce Inc. on Form S-8 of our report dated May 29, 2003, appearing in the Annual Report on Form 11-K of the Kforce 401(k) Retirement Savings Plan for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Certified Public Accountants

Tampa, Florida

June 27, 2003